Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-155310 and 333-161208) and the Registration Statements on Form S-8 (File Nos. 333-155376, 333-132496, 333-129873 and 333-108095) of American States Water Company of our report dated March 12, 2010 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

March 12, 2010